EXHIBIT 11
                              McGLADREY & PULLEN LLP
                   Certified Public Accountants and Consultants

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated May 20, 1998, on the financial statements of New York Daily Tax Free Income Fund, Inc., referred to therein in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A, File No. 2-89264 as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Counsel and Auditors."




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
August 26, 1998